As filed with the Securities and Exchange Commission on March 9, 2007

An Exhibit List can be found on page II-2.

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT

UNDER SECURITIES ACT OF 1933

BENE IO, INC.

(Name of small business issuer in its charter)

Delaware --------------------------------	5122 --------------------------------	45-0544764 ----------------------------------------------
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1133 Broadway, Suite 706

New York, New York 10010

(212) 714-7726

(Address and telephone number of principal executive offices)

Noboru Abe, CEO

BENE IO, Inc.

1133 Broadway, Suite 706

New York, New York 10010

(212) 714-7726

(Name, address and telephone number of agent for service)

Copies to:

Jerry Gruenbaum, Esq.

SEC Attorneys, LLC

Bank of America Building

908 Post Road East, 2nd Floor

Westport, CT 06880

(203) 401-8089

(203) 286-2267 (fax)

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Proposed Maximum Amount of Registration Fee(3)

Common Stock, $0.001 par value	12,000,000	$3.00	$36,000,000	$1,105.20

TOTALS	12,000,000	$3.00	$36,000,000	$1,105.20*

* Previously paid.

(1)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported by Pink Sheets on March 9, 2007, which was $3.00 per share. Includes a good faith estimate of additional shares of common stock to account for anti-dilution and price protection adjustments.

(2)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(g) under the Securities Act of 1933, using the exercise price of $3.00. Includes a good faith estimate of additional shares of common stock to account for anti-dilution and price protection adjustments.

(3)

Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, there are also registered hereunder such indeterminate number of additional shares as may be issued to the selling stockholders to prevent dilution resulting from stock splits, stock dividends or similar transactions pursuant to the terms of our common stock purchase warrants.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

SUBJECT TO COMPLETION, DATED MARCH 9, 2007

PRELIMINARY PROSPECTUS

BENE IO, INC.

12,000,000 Shares of Common Stock

This prospectus relates to the resale by selling shareholders of up to 12,000,000 shares par value $0.001 of the Company’s common stock.

The selling shareholders may sell common stock from time to time in the principal market on which the Company’s stock is traded at the prevailing market price or in negotiated transactions. The selling shareholders may be deemed underwriters of the shares of common sock, which they are offering. We will pay the expenses of registering these shares. The Company’s common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is traded on the Pink Sheets, LLC National Quotation Service under the trading symbol “BNIO”. The last reported sales price per share of the Company’s common stock, as reported by the Pink Sheets on March 9, 2007 was $3.00.

INVESTING IN THE COMPANY’S COMMON STOCK INVOLVES SIGNIFICANT RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _______, 2007

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS INCLUDED IN A REGISTRATION STATEMENT THAT WAS FILED BY BENE IO, INC. WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	6
The Company	6
The Offering	8
Summary Financial Data	8
Balance Sheet Data	8
RISK FACTORS	9
Risk Related to the Business	9
Risk Related to our Stock	11
USE OF PROCEEDS	12
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS	13
Dividend Policy	13
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	14
Forward Looking Statements	14
Management Plan of Operation	14
Off Balance Sheet Arrangements	15
DESCRIPTION OF BUSINESS	15
Business of Issuer	16
Competition	16
Marketing and Promotional Strategy	16
Employees	17
DESCRIPTION OF PROPERTIES	18
LEGAL PROCEEDINGS	18
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	19
Code of Ethics	20
Section 16(a) Beneficial Ownership Compliance	20
EXECUTIVE COMPENSATION	20
Employment Contracts	21
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	21
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	21
DESCRIPTION OF SECURITIES	22
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	22
PLAN OF DISTRIBUTION	23
SELLING SHAREHOLDERS	25
LEGAL COUNSEL	26
EXPERTS	26
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	26
AVAILABLE INFORMATION	26
FINANCIAL STATEMENTS	F1

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information that you should consider before investing in the Company’s securities. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

THE COMPANY

BENE IO, Inc. (the “Company” or “BNIO”) was organized as a corporation under the laws of the state of Delaware on June 1, 1987 originally as Euro Telecom Communications, Inc. (hereinafter “Eurotelecom”). Eurotelecom’s strategy was to build its business to design, install, operate and manage fiber optic and microwave based technical infrastructures for buildings and building complexes. Eurotelecom had identified “application linking” as the process of managing, under one contract, a range of end-user applications such as lighting, heating, air conditioning, alarms and communications services within a single building infrastructure. Eurotelecom had several revenue producing contracts, which continued until February 26, 2001 when the principal operating company was placed in receivership, when the Company no longer had a trading business, and as the financial position of the Company was such that it was not possible for the Board to reverse any company into the shell. On August 15, 2001 the Board of Directors of the Eurotelecom decided to formally cease all operations whatsoever of the Company. The Company had no significant operation from that time until March 10, 2005, when Eurotelecom Communications, Inc. was reincorporated in the state of Delaware.

On June 30, 2006 the majority of shareholders of Eurotelecom, then revoked, decided to change the direction and business of the Company by reincorporating and rename the Company BENE IO, Inc. In addition, the shareholders issued shares to a new group of management hired to execute the new business plan of the Company. Now headquartered in New York, New York, BNIO is in the business of selling health food supplements manufactured in Japan. Pine Bene is the name of the first proprietary product to be marketed in the United States, which is a capsule that is processed using a formula specially developed by Bene Co., Ltd. of Japan by combining various health promoting agents in a proprietary formula, including vitamins, lecithin, docosanexaenoic acid, coenzyme Q10, extracts from blueberries, marigolds and pine tree bark, and a few other anti-oxidant and health promoting agents. The Pine Bene product is intended to promote healthy eyesight and brain functioning. The product has proven very successful in the Japanese market and the Company intends to market the product in the United States beginning in the middle of 2007.

After the launch of Pine Bene, the Company intends to market a second product, developed by Bene Co., Ltd. of Japan, which it has already been selling in Japan and is ready for marketing in the U.S. The second product is a new health food drink that is beneficial for the skin complexion.

In addition, the Company plans to market a third product, which is a skin cream that enhances the beauty of the skin which is anticipated to be marketed in the U.S. approximately six months after the launch of the second product.

Both products have proven to be successful in the Japanese market and the Company looks forward to marketing them in the United States beginning of the middle of 2007.

BNIO intends to bring the operations of Bene Co., Ltd. of Japan into the business plan of BNIO. Bene Co., Ltd has ongoing annual sales of approximately $1,500,000 per year. Brochures explaining the product are attached to this document and its website address is: www.pinebene.com. The directors of Bene Co. Ltd of Japan are the same as BNIO. The directors have decided that the creation of Ben IO will lend significant advantages to the promotion and sales of the Bene products.

The purpose of BNIO will be to expand sales of the Bene products in Japan and beyond and go worldwide starting with the U.S. market. As the marketing of the Bene products will proceed overseas and as the sales force will expand, the directors have established that the facets and properties of a public company versus a private one will better provide the necessary economic and financial stimulus to achieve a motivated sales force.

As such, the directors intend to proceed to convert and transfer the operations and sales mechanism to BNIO. This transfer will not include the financial workings, any debts and liabilities of Ben Co., Ltd. to BNIO.

THE OFFERING

Common stock offered by selling shareholders	10,000,000 shares of common stock and up to 2,000,000 new shares of common stock which have not been issued. This represents 99.9% of our total number of shares outstanding.
Common stock to be outstanding after the offering	Up to 12,017,415 common shares.
Use of proceeds

We will not receive any proceeds from the resale of shares by the selling shareholders. However, we will receive $6,000,000 for any shares of common stock assuming full sale at the estimated price for the shares registered under Rule 415 associated with this offering. We expect to use the proceeds from the sales if any to improve our general working capital position and in support of our growth strategy.

NASD Symbol	BNIO

SUMMARY FINANCIAL DATA

STATEMENT OF OPERATIONS DATA:	Period March 10, 2005 (Inception) to December 31, 2006

Sales	$0
Income from Operations	0
Net Loss	(99,957)
Net Loss Per common share	($0.05)

December 31, 2006
Current Assets
Cash	$7,387
Other Assets	0
Total Assets	$7,387

Current Liabilities	$9,930
Long term Liabilities	0
Stockholders Deficit	(2,543)
Total Liabilities and Equity	$7,387

RISK FACTORS

This investment involves a high degree of risk. Before investing, carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks are realized, the Company’s business, operating results and financial condition could be harmed and the value of the stock decline. This means a part or all of an investment could be lost.

RISKS RELATED TO THE BUSINESS:

Because we currently have no operating history and none of our officers has had any prior experience in the management of a U.S. company similar to ours, there is no basis on which you can evaluate our proposed business prospects.

The Company changed its business plan in June 2006 and has never had any U.S. operations or sales.

Although our financial statements have been prepared assuming that we will operate as a going concern, we are not now a going concern and if we fail to become a going concern, you can expect to lose your entire investment in our common stock.

The report of our independent auditor refers to the uncertainty of our Company becoming a going concern.

Because of the limited capital available to us, we may not have sufficient capital to operate our Company or remain in existence for more than six months, in either of which cases you can expect to lose your investment.

We do not have the capital required to engage in our proposed business. Furthermore, we will incur legal and accounting expenses to comply with our reporting obligations to the Securities and Exchange Commission and we will be obligated to pay our operating expenses as they arise. If we fail to pay the required annual fees to the state of Delaware, we will be dissolved and cease to exist.

Because we do not have sufficient capital to begin to market the Pine Bene product on a national level, we may never be able to do so.

We believe that in order for the Company to begin to market the Pine Bene Product on a national level, we will require additional operating capital. There can be no assurance that our estimate is not too low. Furthermore, we cannot assure you that we will obtain adequate funding, if any, or that the terms of any such funding will not be unfavorable to us. It is difficult and very often impossible for development stage companies to obtain adequate financing on reasonable terms. Other than any proceeds we may receive in our offering made by this prospectus, we are not aware of any sources of capital available to us.

If we raise additional funds through the issuance of our equity securities, the percentage ownership of our stockholders will be reduced, we may undergo a change in control and stockholders may experience dilution, which could substantially diminish the value of their common stock.

One of the factors, which affect the market price of a publicly traded security, is the number of outstanding shares in relationship to assets, net worth, earnings or anticipated earnings and other financial data. In the event that a public market in our shares develops and is sustained, a material amount of dilution can be expected to cause the market price of our shares to decline. Furthermore, the public perception of future dilution can have the same effect on market price, even if the actual dilution does not occur.

We expect to compete with many larger, well-established and well-financed companies, all of which may have greater financial resources, technical expertise and managerial capabilities than we currently do.

The Company has many competitors with comparable characteristics and capabilities that compete for the same group of customers. These competitors are competent, experienced and are continuously pursuing opportunities to take away business from their competitors. Some of the Company’s competitors have greater financial, technical, marketing and other resources. The Company’s ability to compete effectively may be adversely affected by the ability of competitors to devote greater resources to the sales and marketing of their products and services.

The Company has depended in a high degree upon a single supplier and a decrease in its supply of products might harm the Company’s operating results.

Currently, one supplier represents all of the Company’s supply of its health supplements. Although this is an international corporation of considerable size, and the Company has a very good working relationship with them, a downturn in their business or a weakening of the relationship could seriously affect the Company’s business.

If we are unable to effectively manage our anticipated growth, our business, financial condition and results of operations will suffer and our business could fail.

If we are successful in marketing the Pine Bene and other products, our growth will place a significant strain on our financial and managerial resources. As part of our anticipated growth, we may have to implement new operational and financial systems and procedures and controls to expand, train and manage employees. If the systems, procedures and controls do not function as planned, our ability to remain in business may be significantly impaired. The impairment could result in the failure of our business.

Because the Pine Bene Product has been subject to only limited market testing in the U.S., we do not know if there will be any market demand.

Although we believe that there is significant demand for this type of health supplement, there can be no assurance that the demand will arise. If, after marketing the Pine Bene Product in the U.S. and there is not substantial demand for the products, you can expect to lose your investment in our shares.

Unless we generate sufficient revenues to achieve profitability, you can expect to lose your investment in our common stock.

Even if we do achieve profitability, we cannot assure you that we can sustain or increase profitability in the future. We cannot assure you that even if the Pine Bene product is marketed in the United States, that it will produce any meaningful revenues or profits.

Because no patent has been issued for the Pine Bene product, the related intellectual property may not be protected.

Although the Company intends to file an application for a patent with the United States Patent and Trademark Office, there can be no assurance that a patent will be issued, or if issued, that it will include any meaningful claims. Furthermore, others frequently challenge the validity of issued patents. In the absence of patent protection, third parties may independently develop similar products, which could undercut our market position, if any, particularly if the third party has greater experience and resources than we do. Monitoring infringement and/or misappropriation of intellectual property can be difficult, and there is no guarantee that infringement or misappropriation of proprietary rights would be detected. Even if infringement or misappropriation of proprietary rights were detected, litigation to enforce these rights would be costly and would cause the Company to divert financial and other resources away from the business operations.

Any inability to adequately retain or protect the Company’s employees, customer relationships or proprietary products could harm the ability to compete.

The Company’s future success and ability to compete depends in part upon the Company’s employees, customer relationships and proprietary products. Employees, customer relationships and intellectual property may not be adequate to provide the Company with a competitive advantage or to prevent competitors from entering the markets with similar products and services. Additionally, competitors could independently develop non-infringing products that are competitive with, and equivalent or superior to, the Company’s products.

The departure of certain key personnel could harm the financial condition of the Company.

Competition for highly skilled business, marketing, sales and other personnel is intense and there can be no assurance that the Company will be successful in recruiting new personnel or in retaining existing personnel. A failure to retain the services of key personnel could have a material adverse effect on the operating results and financial condition of the Company. The Company does not maintain key man life insurance on any of its employees.

RISKS RELATED TO OUR STOCK:

The Substantial number of shares that are or will be eligible for sale, including the shares of common stock being registered pursuant to this Prospectus, which assumes the issuance of the 10,000,000 new shares, would represent 99.9% of our total outstanding shares, could cause our common stock price to decline even if our business operations are successful.

Sales of significant amounts of common stock in the public market, or the perception that such sales may occur, could materially affect the market price of our common stock. These sales might also make it more difficult for us to sell equity or equity-related securities in the future, at a time and price that we deem appropriate. As of March 9, 2007, we are registering 10,000,000 shares of common stock pursuant to our prospectus. Assuming the shares being registered pursuant to this prospectus would represent 99.9% of our total outstanding.

Our common stock is subject to the “Penny Stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

There is a limited trading market for the Company’s common stock.

The Company’s common stock is traded on the Pink Sheets, LLC national quotation service (the “Pink Sheets”) under the symbol BNIO. Trading in the Company’s common stock has been sporadic and, at present, there is a limited market for the stock. There can be no assurance that a stronger, more liquid market will develop. Even if such a market does develop, it may not be sustained. There are no analysts currently covering the Company.

The directors, executive officers and affiliates of the Company beneficially own approximately 55.9% of the stock; their interests could conflict with other shareholders; significant sales of stock held by beneficial owners could have a negative effect on the stock price; shareholders may be unable to exercise control.

As of March 9, 2007, the Company’s directors, executive officers and affiliated persons were the beneficial owners of approximately 55.9% of the common stock. As a result, the executive officers, directors and affiliated persons will have a significant ability to:

•	elect or defeat the election of directors;
•	amend or prevent amendment of articles of incorporation or bylaws;
•	effect or prevent a merger, sale of assets or other corporate transaction; and
•	control the outcome of any other matter submitted to the shareholders for vote.

As a result of ownership and positions, the directors and executive officers, collectively, are able to significantly influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by directors and executive officers, or the prospect of these sales, could adversely affect the market price of the common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce the stock price or prevent shareholders from realizing a premium over the stock price.

USE OF PROCEEDS

The Company will not receive any proceeds from sales of shares by the selling stockholders.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

The Company’s common stock is traded on the Pink Sheets, Over the Counter Quotation Service under the symbol “BNIO.” The Pink Sheets is a quotation service and is a network of security dealers who buy and sell stocks.

The following table sets forth the high and low bid prices per share of common stock during the Company’s three most recent fiscal years. These prices may represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	High	Low
Fiscal Year ending December 31, 2006
First Quarter	$10.00	$4.00
Second Quarter	10.00	0.008
Third Quarter	8.00	3.00
Fourth Quarter *	10.00	3.00

Fiscal Year ended December 31, 2005
First Quarter	$10.00	$1.00
Second Quarter	6.00	6.00
Third Quarter	6.00	6.00
Fourth Quarter	6.00	0.10

Fiscal Year Ended December 31, 2004
First Quarter	$2.00	$2.00
Second Quarter	2.00	1.00
Third Quarter	1.00	1.00
Fourth Quarter	1.00	1.00

*Through March 9, 2007

As of March 9, 2007, there were 10,017,415 shares of common stock outstanding.

As of November 5, 2006, there were approximately 431 stockholders of record of our common stock. This does not reflect those shares held beneficially or those shares held in “street” name.

DIVIDEND POLICY

The Company’s Board of Directors determines any payment of dividends. The Company has not declared nor paid cash dividends on its common stock since its inception. The Company does not anticipate authorizing the payment of cash dividends on its shares of common stock in the foreseeable future. Any future decision with respect to dividends will depend on future earnings, operations, capital requirements and availability, restrictions in future financing agreements and other business and financial considerations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FORWARD LOOKING STATEMENTS

The following discussion and analysis of the Company’s results of operations should be read in conjunction with the financial statements and the related notes. This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which are based upon current expectations that involve risks and uncertainties, such as the Company’s plans, objectives, expectations and intentions. The actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors,” “Business” and elsewhere in this prospectus. See “Risk Factors.”

To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about the Company’s business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans” and “proposes.” Although the Company believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of this report. These cautionary statements identify important factors that could cause actual results to differ materially from those described in the forward-looking statements. When considering forward-looking statements in this report, keep in mind the cautionary statements in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections, and other sections of this report.

The Company has decided to change the direction and business of the Company and renamed the Company BENE IO, Inc.

MANAGEMENTS’ PLAN OF OPERATION

The following should be read in conjunction with our financial statements and the related notes that appear elsewhere in this prospectus. The discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly under the caption “Risk Factors.”

In the meantime, the two products of BENE IO, Inc., which are Pine Bene (capsules) and Kirabi (nutritional beverage), are presently being sold in Japan by Bene Co. Ltd. of Japan. The stockholders of Bene Co., Ltd of Japan are also the majority stockholders of BENE IO, Inc. and both companies have the same board of directors.

It is the intention of the Board of Directors of both companies to utilize Bene IO, Inc. for its total worldwide marketing and sales plans. Hence, the Board of Directors will have Bene Co., Ltd. Of Japan, for the short term, buy the two products from its supplier, Korin Pharmaceutical of Japan, wholesale the product to BENE IO, Inc. which will resale the products to its Japan market. As the profit from the sales will accrue to BENE IO, Inc. the strength and credit worthiness of BENE IO will increase and gradually BENE IO will become profitable.

Once, the strength of BENE IO becomes sufficiently large through its Japan sales, it can purchase its product directly from Korin, its suppler. Once this direct purchasing power is established, the need for Bene Co., Japan will subside and the Board of Directors will use BENE IO, Inc.’s Japan’s office to carry on with all of the day to day activities that presently is being performed by Bene Co., Ltd.: eventually, Bene Co., Ltd. will cease to exist.

The reason for this is that it is the wish of the Board of Directors to have the operations, sales, and marketing of its two products, Pine Bene and Kirabi, to be under the umbrella of the public company, BENE IO, Inc. The Board of Directors sees several advantages of being a public company which would be useful in its future. The main advantage is that it would be able to provide its affiliated sales people a means by which they can readily own stock in the company due to the liquidity of stock shares that develops as interest grows in a public company’s stock.

As Bene uses a direct retail sales force as a means to sell its products in Japan, having shares that are publicly traded, allows this sales force to freely invest in the company.

The independent sales force is a group of about 2,000 individuals that sell the products of Bene Co. (soon to be selling through BENE IO). These individuals in order to sell the products must apply for membership.

Other reasons that being a public company with publicly traded stock are important to the company and its sales force is that being a public company often enhances the company’s prestige and credibility as the company will be publicly reporting its financial and other information.

As the company and its market is growing in Japan, Bene will seek to expand overseas to the U.S. where it sees a huge potential for its products.

The reason for this will be that BENE IO’s main competitor in Japan is Naturally Plus. This company’s co-founder was Noboru Abe who developed the products for Naturally Plus. Naturally Plus sales are now in excess of $250,000,000 per annum. Mr. Abe in 2002 left Naturally Plus and founded Bene Co., Ltd. and is expanding its sales force and product line to compete with his former company.

As BENE IO’s competitor, Naturally Plus, has demonstrated the size of the market in Japan and is now making marketing materials for the U. S. market, BENE IO also is looking to begin sales in the U.S. market in the mid-2007 time frame.

As such, another reason to accrue to the advantage of being a public company is that this intended expansion may require additional capital. It may be that when the time comes, BENE IO, Inc. will look to the capital markets for a possible public offering of equity.

OFF-BALANCE SHEET ARRANGEMENTS

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on us.

DESCRIPTION OF BUSINESS

Summary

BENE IO, Inc. (the “Company” or “BNIO”) was organized as a corporation under the laws of the state of Delaware on June 1, 1987 originally as Euro Telecom Communications, Inc. (hereinafter “Eurotelecom”). Eurotelecom’s strategy was to build its business to design, install, operate and manage fiber optic and microwave based technical infrastructures for buildings and building complexes. Eurotelecom had identified “application linking” as the process of managing, under one contract, a range of end-user applications such as lighting, heating, air conditioning, alarms and communications services within a single building infrastructure. Eurotelecom had several revenue producing contracts, which continued until February 26, 2001 when the principal operating company was placed in receivership, when the Company no longer had a trading business, and as the financial position of the Company was such that it was not possible for the Board to reverse any company into the shell. On August 15, 2001 the Board of Directors of the Eurotelecom decided to formally cease all operations whatsoever of the Company. The Company had no significant operation from that time until March 10, 2005, when Eurotelecom Communications, Inc. was reincorporated in the state of Delaware.

On June 30, 2006 the majority of shareholders of Eurotelecom decided to change the direction and business of the Company and renamed the Company BENE IO, Inc. In addition, the shareholders issued shares to a new group of management hired to execute the new business plan of the Company. Now headquartered in New York, New York, BNIO is in the business of selling health food supplements from Japan. Pine Bene is the name of the first proprietary product to be marketed in the United States, which is a capsule that is processed using a formula specially developed by Bene Co., Ltd. of Japan by combining various health promoting agents in a proprietary formula, including vitamins, lecithin, docosanexaenoic acid, coenzyme Q10, extracts from blueberries, marigolds and pine tree bark, and a few other anti-oxidant and health promoting agents. The Pine Bene product is intended to promote healthy eyesight and brain functioning. The product has proven very successful in the Japanese market and the Company intends to market the product in the United States beginning in the middle of 2007.

After the launch of Pine Bene, the Company intends to market a second product, developed by Bene Co., Ltd. of Japan, which it has already been selling in Japan and is ready for marketing in the U.S. The second product is a new health food drink that is beneficial for the skin complexion.

In addition, the Company plans to market a third product, which is a skin cream that enhances the beauty of the skin which is anticipated to be marketed in the U.S. approximately six months after the launch of the second product.

Both products have proven to be successful in the Japanese market and the Company looks forward to marketing them in the United States beginning of the middle of 2007.

Company Background

BENE IO, Inc. is a development stage company. Currently, our sole business is the sale of a dietary supplement product having the trade name, “Pine Bene”. We were incorporated in the State of Delaware on June 7th, 2006 with an authorized capital of 100,000,000 shares of common stock, each with a par value of $0.001 of which 10,011,468 shares are issued and outstanding. Through the present, we have had no revenues. We have not yet earned a profit in any period.

Our Business

BENE IO, Inc. is a Delaware corporation. We are a development stage company, which distributes the dietary supplement product having the trade name “Pine Bene”. Pine Bene is the name for the product which is a capsule that is processed using a formula specially developed by Bene Co., Ltd. of Japan combining various health promoting agents including vitamins, lecithin, docosanexaenoic acid, coenzyme Q10, extracts from blue berries, marigold and pine tree bark, and a few other anti-oxidants and health promoting agents. The product is intended to provide additional nutritional advantages for the eyes and the brain.

The product so far has been sold exclusively in Japan. The product is not sold in a store, but is sold through a membership organization. In order to buy the product a person must join the Pine Bene membership. To register as a member, there is an initial purchase requirement and registration fees. The registration fee is 1,050 yen (approximately $11) and a shipping fee of 500 yen (approximately $5). There is also a requirement to purchase a 90-tablet pack of Pine Bene for 9,450 yen (approximately $102) and a 30-tablet travel Pine Bene pack for 3,150 yen (approximately $34). Thereafter the member is required to purchase one 90-tablet pack of Pine Bene each month at a price of 9,450 yen (approximately $103), plus a shipping fee of 500 yen (approximately $5). We encourage our members to recruit other members.

Competition

BENE IO, Inc. enters a highly competitive industry. In general, the demand around the world for health food products is growing rapidly. The competition is extremely intense and there are many companies that have been in the business longer and have greater resources to apply to bringing products to the market. BENE IO, Inc. believes it will be able to compete, principally through the marketing of the invigorating ingredients of Pine Bene, which are Soybean Lecithin, Refined Fish Oil (contains DHA), Safflower Oil, Blueberry Extract, Vitamin C and Vitamin E (Soybean origin), CoQ10, Marigold Extract, Pine Bark Extract, Glycerine Fatty Acid Ester, Gelatin and Glycerine. If the Company is unable to compete successfully, its business will suffer and may not continue as a going concern.

How Pink Bark Extract Works to Improve Health

As one of the most potent natural scavenger of free radicals, pine bark extract is known to eliminate all kinds of aggressive radicals, before they cause any damage by oxidative stress. Its super-antioxidant capabilities help to boost the immune system and it strengthens blood vessel walls and capillaries. It supports a better circulation by preventing stress-induced constriction of arteries.

Blindness represents the most feared disability and vision loss can result from diseases such as: cataracts, macula degeneration, retinopathy and glaucoma. The retina is the tissue with the highest metabolic turn-over in the body, with the consequence of the highest oxidative stress. Free radical damage is understood to be involved in the processes leading to cataract and macula degeneration. Retinopathy is a disease affecting the capillaries supporting the retina, which turn brittle and leak blood into the retinal tissue. In turn, the light-sensing cones and rods in the retina decay, causing irreversible vision loss. Retinopathy typically is a consequence of a systemic disease affecting the vascular system, predominantly diabetes but also atherosclerosis and hypertension. Addressing the systemic disease, therefore, represents the best preventative measure. Retinopathy develops slowly, there are no warning signs and causes no symptoms until the disease is relatively advanced.

Marketing and Promotional Strategy and Plan of Operation

BENE IO, Inc. will focus its marketing efforts in the U.S. and Japan in the two areas of market awareness and its product’s value proposition. The marketing and promotion strategy will include offering Pine Bene and its health benefits to the Japan and American markets. The marketing method and plan of operation will continue to be approximately the same as outlined above in the existing marketing facility now in place in Japan.

In the meantime, the two products of BENE IO, Inc., which are Pine Bene (capsules) and Kirabi (nutritional beverage), are presently being sold in Japan by Bene Co. Ltd. of Japan. The stockholders of Bene Co., Ltd of Japan are also the majority stockholders of BENE IO, Inc. and both companies have the same board of directors.

It is the intention of the Board of Directors of both companies to utilize BENE IO, Inc. for its total worldwide marketing and sales plans. Hence, the Board of Directors will have Bene Co., Ltd. Of Japan, for the short term, buy the two products from its supplier, Korin Pharmaceutical of Japan, wholesale the product to BENEIO, Inc. which will resale the products to its Japan market. As the profit from the sales will accrue to BENE IO, Inc. the strength and credit worthiness of BENE IO will increase and gradually BENE IO will become profitable.

Once, the strength of BENE IO becomes sufficiently large through its Japan sales, it can purchase its product directly from Korin, its suppler. Once this direct purchasing power is established, the need for Bene Co., Japan will subside and the Board of Directors will use BENE IO, Inc.’s Japan’s office to carry on with all of the day to day activities that presently is being performed by Bene Co., Ltd.: eventually, Bene Co., Ltd. will cease to exist.

The reason for this is that it is the wish of the Board of Directors to have the operations, sales, and marketing of its two products, Pine Bene and Kirabi, to be under the umbrella of the public company, BENE IO, Inc. The Board of Directors sees several advantages of being a public company which would be useful in its future. The main advantage is that it would be able to provide its affiliated sales people a means by which they can readily own stock in the company due to the liquidity of stock shares that develops as interest grows in a public company’s stock.

As BENE IO uses a direct retail sales force as a means to sell its products in Japan, having shares that are publicly traded, allows this sales force to freely invest in the company.

The independent sales force is a group of about 2,000 individuals that sell the products of Bene Co. (soon to be selling through BENE IO). These individuals in order to sell the products must apply for membership.

Other reasons that being a public company with publicly traded stock are important to the company and its sales force is that being a public company often enhances the company’s prestige and credibility as the company will be publicly reporting its financial and other information.

As the company and its market is growing in Japan, Bene Co. will seek to expand overseas to the U.S. where it sees a huge potential for its products.

The reason for this will be that BENE IO’s main competitor in Japan is Naturally Plus. This company’s co-founder was Noboru Abe who developed the products for Naturally Plus. Naturally Plus sales are now in excess of $250,000,000 per annum. Mr. Abe in 2002 left Naturally Plus and founded Bene Co., Ltd. and is expanding its sales force and product line to compete with his former company.

As BENE IO’s competitor, Naturally Plus, has demonstrated the size of the market in Japan and is now making marketing materials for the U. S. market, BENE IO also is looking to begin sales in the U.S. market in the mid-2007 time frame.

As such, another reason to accrue to the advantage of being a public company is that this intended expansion may require additional capital. It may be that when the time comes, BENE IO, Inc. will look to the capital markets for a possible public offering of equity.

Industry & Competition

As Pine Bene is somewhat unique in the health food industry, we see some potential for sales in the health food industry here in the U.S. also.

EMPLOYEES

As of March 9, 2007, the Company has no employees, however, as part of management’s plan of operations (See “Management Plan of Operations”) that within one year as BENE IO sales begin to materialize, and as Bene Co., Ltd of Japan presently has, ten (10) full-time employees and five (5) part-time employees, Bene Co. will transfer the ten (10) full-time regular employees, but will not be transferring the five (5) additional part-time employees, to Ben IO. None of these employees now nor will be subject to a collective bargaining agreement and there is no union representation, now nor is it to be expected, within the Company. The Company believes that employee relations are good and does not anticipate that it will have a supplemental benefit plan or incentive arrangements with its employees other than the Company’s planned incentive stock option plan.

DESCRIPTION OF PROPERTIES

The headquarters of the Company operates in the United States from a leased facility located in New York, New York. Bene Japan currently leases a 1,000 square foot space in Tokyo, Japan for approximately $2,000 per month. The building is owned by a non-affiliated third party. After completing the transition, the Company plans to move into a different office, which will be the same approximate size and monthly rent as the present location.

LEGAL PROCEEDINGS

From time to time, we are a party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not involved currently in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth certain information with respect to the directors and executive officers of the Registrant as of March 9, 2007:

Name	Age	Position	Director Since
Noboru Abe	57	Chairman of the Board of Directors	June 30, 2007
Emiko Kuriyama	65	President and Director	June 30, 2007
Yoshihiro Motoda	47	Secretary, Treasurer, and Director	June 30, 2007
Noboru Kuriyama	66	Director	June 30, 2007

Noboru Abe – Chairman of the Board – Mr. Abe specializes in designing and directing the implementation of new and innovative business strategies and in recruiting the best talent to develop and grow businesses. Over the past 20 years his companies have created major innovations in rapid business development strategies, knowledge management, and software interface design.

Emiko Kuriyama – President and Director – Mrs. Kuriyama established Bene Co., Ltd. and is President of BENE IO, Inc. and is responsible for the strategic planning and business development for the Company. Mrs. Kuriyama graduated from MITI Engineering and Electric Technology Institute in March of 1969. From 1999 to 2001, she was an instructor at MITI Osaka Engineering Technology Institute. In 2001, Mrs. Kuriyama became the General Manager of the General Affairs Department of the Research Technology Research Institute in Japan. In 2002, she resigned from the institute to start Bene Co., Ltd. of Japan.

Yoshihiro Motoda - Mr. Motoda entered Senshu University, Department of Law in April, 1980 and graduated in March of 1984. In April, 1984 Mr. Motoda entered Yusen Broadnetworks Co. (now known as Yusen Co.) in the business development group for the Tokyo area.

In 1987, he joined Yoshida Group Co. Ltd., which is a distributor of clothing, in the business development department. In 1996, was promoted to manager of the general operations group. In 1999, he joined Mayer Co., Ltd., a manufacturer and distributor of Beauty supplies as the sales manager for the Osaka area. He managed approximately 60 sales people.

In 2000, he joined Inter-Science Corp. Ltd., a manufacturer and distributor of beauty supplies as managing director for planning, sales, and marketing. In 2003, Mr. Motoda joined Bene Co; Ltd. as Sales Manager. He will continue as Sales Manager for Bene IO, Inc.

Noboru Kuriyama – Director – Noboru Kuriyama was an executive with Daido Steel Co., Ltd. from 1960 until 1997. In 2002, he joined Bene Co. as a managing director.

Board of Directors

The Company’s Board of Directors presently consists of four members. The Company’s Board of Directors may appoint a Compensation Committee to review all employee and consultant compensation, including payroll expenditures, salaries, stock options, stock incentives and bonuses. The Bylaws of the Company generally provide for majority approval of disinterested directors in order to adopt resolutions, including any borrowings by the Company or the issuance of any additional Common Stock or Preferred Stock.

The Board of Directors may appoint an Audit Committee. The Audit Committee will be authorized by the Board of Directors to review, with the Company’s independent accountants, the annual financial statements of the Company prior to publication, and to review the work of, and approve non-audit services performed by, such independent accountants. The Audit Committee will make annual recommendations to the Board for the appointment of independent public accountants for the ensuing year. The Audit Committee will also review the effectiveness of the financial and accounting functions and the organization, operation and management of the Company.

CODE OF ETHICS

In connection with the filing of this Prospectus on Form SB-2 on March 9, 2007, the Company has adopted a “Senior Financial Officers - Code of Ethics” that applies to all BENE IO, Inc. employees and Board of Directors, including our principal executive officer and principal financial officer, or persons performing similar functions. We intend to post the Code of Ethics and related amendments or waivers, if any, on our website at www.pinebene.com/bui. Information contained on our website is not a part of this report. Copies of our Code of Business Conduct and Ethics will be provided free of charge upon written request to the Company at 1133 Broadway, Suite 706, New York, New York 10010.

SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the registrant’s officers and directors, and persons who own more than 10% of a registered class of the registrant’s equity securities, to file reports of ownership and changes in ownership of equity securities of the Registrant with the Securities and Exchange Commission. Officers, directors and greater-than 10% shareholders are required by the Securities and Exchange Commission regulation to furnish the registrant with copies of all Section 16(a) forms that they file.

The Commission has established specific due dates for such reports and we are required to disclose any failure to file reports by such dates during fiscal year ended December 31, 2006. Based solely on our review of the copies of such reports received by us, or written representations from certain reporting persons that no Forms 5 were required for such persons, we believe that during the fiscal year ended December 31, 2006 there was no failure to comply with Section 16(a) filing requirements applicable to our officers, directors and ten percent stockholders.

EXECUTIVE COMPENSATION

The following table provides summary information for the years 2003, 2004 and 2005 concerning cash and non-cash compensation paid or accrued by us to or on behalf of all officers and the any other employee(s) to receive compensation in excess of $100,000.

Summary Compensation Table

					Long Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Other Restricted Stock Awards	Number of Shares Covered By Option Grant	Long Term Incentive Plan Payout	All Other Compensation
Noboru Abe	2006	$0	$0	$0	$0	$0	$0	$0
Emiko Kuriyama	2006	0	0	0	0	0	0	0
Yoshihiro Motoda	2006	0	0	0	0	0	0	0
Noboru Kuriyama	2006	0	0	0	0	0	0	0

Noboru Abe - Chairman of the Board of Directors

Emiko Kuriyama - President and Director

Yoshihiro Motoda - Secretary, Treasurer, and Director

Noboru Kuriyama – Director

EMPLOYMENT CONTRACTS

The Company does not have an employment contract with any executive officers. Any obligation to provide any compensation to any executive officer in the event of his resignation, retirement or termination, or a change in control of the Company, or a change in any Named Executive Officers’ responsibilities following a change in control would be negotiated at the time of the event. The Company may in the future create retirement, pension, profit sharing and medical reimbursement plans covering the Executive Officers and Directors. The Company does not have a compensation committee. Decisions concerning the compensation of our executive officers are made by the Board of Directors. The Company has made no Long Term Compensation payouts or other such payment.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No director, executive officer or nominee for election as a director of our company, and no owner of five percent or more of our outstanding shares or any member of their immediate family has entered into or proposed any transaction in which the amount involved exceeds $20,000 except as set forth below.

SECURITY OWNERSHIP AND CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 9, 2007, there were 10,017,415 shares of common stock, par value $0.001 outstanding. The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of March 9, 2007:

•	all directors
•	each person who is known to be the beneficial owner of more than five percent (5%) of the outstanding common stock
•	each executive officer named in the Summary Compensation Table
•	all directors and executive officers as a group

The number of shares beneficially owned by each director or executive officer is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under the SEC rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power. In addition, beneficial ownership includes any shares that the individual has the right to acquire within 60 days. Unless otherwise indicated, each person listed below has sole investment and voting power (or shares such powers with his or her spouse). In certain instances, the number of shares listed includes (in addition to shares owned directly), shares held by the spouse or children of the person, or by a trust or estate of which the person is a trustee or an executor or in which the person may have a beneficial interest.

The following table sets forth certain information regarding beneficial ownership of our common stock as of March 9, 2007

•	by each person who is known by us to beneficially own more than 5% of our common stock;
•	by each of our officers and directors; and
•	by all of our officers and directors as a group.

Unless otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the shares indicated.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Outstanding
Noboru Abe	3,320,000	33.16%
Emiko Kuriyama	2,280,000	22.77%
Yoshihiro Motoda	0	0%
Noboru Kuriyama (1)	0	0%

All Officers and Directors, as a Group (4 Persons)	5,600,000	55.93%

Bene Japan Co., Ltd. (1)	450,000	4.49%

(1)          These shares owned by Bene Japan Co., Ltd., represent a group of investors that follow the development of the benefits of Pine Bark extract products, many of whom sell BENE IO’s products.

DESCRIPTION OF SECURITIES

The following description of the Company’s capital stock is a summary and is qualified in its entirety by the provisions of the Articles of Incorporation, with amendments, all of which have been filed as exhibits to the Company’s registration statement of which this prospectus is a part.

Common Stock

The Company’s Articles of Incorporation authorize the issuance of 100,000,000 shares of Common Stock, $0.001 par value per share. Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of Common Stock have cumulative voting rights. Holders of shares of Common Stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors, in its discretion, from funds legally available therefore. Holders of Common Stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

We have agreed to indemnify its executive officers and directors to the fullest extent permitted by Delaware law. Delaware law permits us to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the registrant or in its right) by reason of the fact that the person is or was an officer or director or is or was serving our request as an officer or director. The indemnity may include expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. We may indemnify officers and directors in an action by us or in our right under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to us. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses, which he actually and reasonably incurred. The foregoing indemnification provisions are not exclusive of any other rights to which an officer or director may be entitled under our bylaws, by agreement, vote, or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	to cover short sales made after the date that this Registration Statement is declared effective by the Commission;
•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The Selling Stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon the Company being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of Common Stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by a Selling Stockholder that a donee or pledgee intends to sell more than 500 shares of Common Stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions commissions and similar selling expenses, if any, will be paid by the Selling Stockholder and/or the purchasers that can be attributed to the sale of Securities. Each Selling Stockholder has represented and warranted to the Company that it acquired the securities subject to this registration statement in the ordinary course of such Selling Stockholder’s business and, at the time of its purchase of such securities such Selling Stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The Company has advised each Selling Stockholder that it may not use shares registered on this Registration Statement to cover short sales of Common Stock made prior to the date on which the Commission shall have declared this Registration Statement effective. If a Selling Stockholder uses this prospectus for any sale of the Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations there under promulgated, including, without limitation, Regulation M as applicable to such Selling Stockholders in connection with a resale of their respective shares under this Registration Statement.

The Company is required to pay all fees and expenses incident to the registration of the shares, but the Company will not receive any proceeds from the sale of the Common Stock.

We have agreed to indemnify the Selling Stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

If the Selling Stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

SELLING SHAREHOLDERS

The following table sets forth the shares beneficially owned, as of March 9, 2007, by the Selling Stockholders prior to the offering contemplated by this Prospectus, the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

The table assumes that the selling stockholders will sell all of the shares. Although we have assumed for purposes of the table below that the selling stockholders will sell all of the shares offered by this prospectus, because the selling stockholders may offer from time to time all or some of their shares covered under this prospectus, or in another permitted manner, no assurances can be given as to the actual number of shares that will be resold by the selling stockholders or that will be held by the Selling Stockholders after completion of the resale.

The Selling Stockholders acquired their beneficial interests in the shares being offered hereby in private placements in which each such selling stockholder advised us that it purchased the relevant securities solely for investment and not with a view to or for resale or distribution of such securities. Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities.

Name	Shares of Common Stock	Percentage of Common Stock Owned Before the Offering (1)	Shares of Common Stock Included in Prospectus	Beneficial Ownership After the Offering (1)	Percentage of Common Stock Owned After Offering (1)
Noboru Abe	3,320,000	33.16%	3,320,000	0	0.00%
Emiko Kuriyama	2,280,000	22.77%	2,280,000	0	0.00%
Bene Japan Co., Ltd.	450,000	4.49%	450,000	0	0.00%
Kyoko Kurimoto	450,000	4.49%	450,000	0	0.00%
Naohito Hayashi	450,000	4.49%	450,000	0	0.00%
Mitsuharu Kurimoto	448,854	4.48%	448,854	0	0.00%
Shino Kurimoto	402,108	4.02%	402,108	0	0.00%
Yasumasa Higashi	400,000	4.00%	400,000	0	0.00%
Yoshihiro Toki	300,000	3.00%	300,000	0	0.00%
Southern Cross Int’l Co., Ltd.	250,000	2.50%	250,000	0	0.00%
Tsugiko Uwana	95,784	0.96%	95,784	0	0.00%
Kimiko Komatsu	57,470	0.57%	57,470	0	0.00%
Michiyo Harada	47,892	0.48%	47,892	0	0.00%
Mitsuko Okada	47,892	0.48%	47,892	0	0.00%
Cellini Investments, Inc.	600,000	5.99%	600,000	0	0.00%
Stamford Equity LLC	200,000	2.00%	200,000	0	0.00%

Grassy Knoll Associates, LLC	100,000	1.00%	100,000	0	0.00%
Pinnacle Associates, LLC	100,000	1.00%	100,000	0	0.00%

Totals	10,000,000	99.89%	10,000,000

(1)

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose.

Under such rule, beneficial ownership includes any shares as to which the selling shareholder has sole or shared voting power or investment power and also any shares the selling shareholder has the right to acquire within 60 days.

LEGAL COUNSEL

The validity of the shares of common stock being offered hereby will be passed upon by Jerry Gruenbaum, Esq. of SEC Attorneys, LLC, Bank of America Building, 980 Post Road East, 2nd Floor, Westport, Connecticut 06880.

EXPERTS

The consolidated financial statements of BNIO as of December 31, 2006 and 2005, and for the year then ended, have been audited by Meyler & Company, LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no disagreements between us and Meyler & Company, LLP (“Meyler”) in connection with any services provided to us by each of them for the periods of their engagement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

No accountant’s report on the financial statements for the past two years contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, such financial statements did not contain any adjustments for uncertainties stated therein. In addition, Meyler did not advise us with regard to any of the following:

1.	That internal controls necessary to develop reliable financial statements did not exist; or

2.	That information has come to their attention, which made them unwilling to rely on management’s representations, or unwilling to be associated with the financial statements prepared by management; or

3.

That the scope of the audit should be expanded significantly, or information has come to the accountant’s attention that the accountant has concluded will, or if further investigated might, materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent audited financial statements, and the issue was not resolved to the accountant’s satisfaction prior to its resignation or dismissal. During the most recent two fiscal years and during any subsequent interim periods preceding the date of each engagement, we have not consulted MC regarding any matter requiring disclosure under Regulation S-K, Item 304(a)(2).

AVAILABLE INFORMATION

The Company has filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of BENE IO, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, which requires the Company to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected at the public reference facility of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because the Company files documents electronically with the SEC, this information may also be obtained by visiting the SEC’s Internet website at http://www.sec.gov.

We furnish our shareholders with annual reports containing audited financial statements.

BENE IO, INC.

AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

AND FROM MARCH 10, 2005 (INCEPTION) TO DECEMBER 31, 2006

BENE IO, INC.

FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

AND FROM MARCH 10, 2005 (INCEPTION) TO DECEMBER 31, 2006

Table of Contents

Report of Independent Registered Public Accounting Firm	F 1

Balance Sheets	F 2

Statements of Operations	F 3

Statements of Cash Flows	F 4

Statement of Stockholders’ Deficit	F 5

Notes to Financial Statements	F 6

MEYLER & COMPANY, LLC

CERTIFIED PUBLIC ACCOUNTANTS

ONE ARIN PARK

1715 HIGHWAY 35

MIDDLETOWN, NJ 07748

Report of Independent Registered Public Accounting Firm

To the Board of Directors

and Stockholders

Bene IO, Inc.

1119 Broadway, Suite 548

New York, New York 10010

We have audited the accompanying balance sheet of BENE IO, Inc. (a Development Stage Company) as of December 31, 2006 and 2005 and the related statements of operations and stockholders’ deficit, and cash flows for the years then ended and for the period from March 10, 2005 (Inception) to December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BENE IO, Inc. (a Development Stage Company) as of December 31, 2006 and 2005 and the results of its operations and its cash flows for the years then ended and for the period from March 10, 2005 (Inception) to December 31, 2006 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A of the notes to the financial statements, the Company has incurred cumulative losses of $99,957 since inception and there are existing uncertain conditions the Company faces relative to its ability to obtain capital and operate successfully. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note A. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.

/s/ Meyler & Company, LLC

Middletown, NJ

February 12, 2006

BENE IO, INC.

(A Development Stage Company)

BALANCE SHEETS

ASSETS

	December 31,
	2006	2005

Current Assets:
Cash	$7,387	$-

Total Current Assets	$7,387	$-

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Due principal, officers and directors	$9,930	$-

Total Current Liabilities	9,930	-

Shareholders’ Equity (Deficiency):
Common stock 100,000,000 shares authorized, $0.001 par value issued and outstanding 10,017,415 and 17,415 shares at December 31, 2006 and 2005 respectively	10,017	17
Additional paid-in-capital	87,397	17,398
Accumulated deficit	(99,957)	(17,415)
Total Shareholders’ Deficit	(2,543)	-

Total Liabilities and Shareholders’ Equity	$7,387	$-

See accompanying notes to consolidated financial statements.

BENE IO, INC.

(A Development Stage Company)

STATEMENTS OF OPERATIONS

	For the Years ended December 31,		From inception (March 10, 2005) to December 31,
	2006	2005	2006

ADMINISTRATIVE EXPENSES:
Stock based compensation	$79,999	$17,415	$97,414
Professional fees	2,500		2,500
Miscellaneous	43		43
Net Loss	$82,542	$17,415	$99,957

Net loss per Common Share (basic and diluted):
Basic and Diluted	$(0.02)	$(1.22)	$(0.05)

Weighted Average Common Shares Outstanding	4,291,388	14,122	2,149,034

See accompanying notes to consolidated financial statements.

BENE IO, INC.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

	For the years ended December 31,		From inception March 10, 2005 to December 31,
	2006	2005	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(82,542)	$(17,415)	$(99,957)

Adjustments to reconcile net loss to cash flows used in operating activities:
Stock-based compensation	79,999	17,415	97,414

Net Cash Flow Used in Operating Activities	(2,543)	-	(2,543)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances by principal officers and directors	9,930		9,930

Net Cash Flows From Financing Activities	9,930		9,930

Net increase in cash	7,387		7,387
Cash, beginning of period	-		-
Cash, end of period	$7,387	$-	$7,387

Supplemental Information	None	None	None

See accompanying notes to consolidated financial statements.

BENE IO, INC.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ DEFICIT

For the Year Ended December 31, 2006

	Capital Stock		Paid - In	Accumulated
	Shares	Amount	Capital	Deficit	Total

Issuance of shares at $1.00 to individuals	17,415	$17	$17,398	-	$17,415
Net loss for the year ended December 31, 2005				$(17,415)	(17,415)
Balance December 31, 2005	17,415	17	17,398	(17,415)	-
Issuance of common stock to officers and directors at $0.008 per share	5,600,000	5,600	39,200		44,800
Issuance of common stock to financial advisors at $0.008 per share	1,298,854	1,299	9,091		10,390
Issuance of common stock to professionals at $0.008 per share	400,000	400	2,800		3,200
Issuance of common stock to individuals at $0.008 per share	2,701,146	2,701	18,908		21,609

Net loss for the year ended December 31, 2006				(82,542)	(82,542)

Balance December 31, 2006	10,017,415	$10,017	$87,397	$(99,957)	$(2,543)

See accompanying notes to consolidated financial statements.

BENE IO, INC.

(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006

NOTE A – ORGANIZATION AND GOING CONCERN

BENE IO, Inc. (the Company), a development stage enterprise, was organized under the laws of the State of Delaware on June 1, 1987 originally as Euro Telecom Communications, Inc. The Company’s certificate of incorporation lapsed and was reincorporated on March 10, 1985. On June 30, 2006, the Company changed its name to BENE IO, Inc. The Company has the exclusive rights to distribute and sell nutritional supplements developed by the Bene Co., Ltd of Japan.

To date, the Company has had no revenues. Expenses incurred to date have been for administration and development of BENE IO, Inc.

Going Concern

As indicated in the accompanying financial statements, the Company has incurred cumulative net operating losses of $99,957 since inception. Management’s plans include the raising of capital through the equity markets to fund future operations and the generating of revenues through operations. Failure to raise adequate capital and generate adequate sales revenues could result in the Company having to curtail or cease operations. Additionally, even if the Company does raise sufficient capital to support its operating expenses and generate adequate revenues, there can be no assurances that the revenue will be sufficient to enable it to develop business to a level where it will generate profits and cash flows from operations. These matters raise substantial doubt about the Company’s ability to continue as a going concern. However, the accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

For purposes of reporting cash flows, cash equivalents include investment instruments purchased with a maturity of three months or less. There were no cash equivalents in 2006 and 2005.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

BENE IO, INC.

(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 ‘‘Accounting for Income Taxes” (“SFAS 109”). SFAS 109 requires the determination of deferred tax assets and liabilities based on the differences between the financial statement and income tax bases of assets and liabilities, using estimated tax rates in effect for the year in which the differences are expected to reverse. The measurement of a deferred tax asset is adjusted by a valuation allowance, if necessary, to recognize tax benefits only to the extent that, based on available evidence it is more likely than not that they will be realized. In determining the valuation allowance, the Company considers factors such as the reversal of deferred income tax liabilities, projected taxable income and the character of income tax assets and tax planning strategies. A change to these factors could impact the estimated valuation allowance and income tax expense.

Net Loss per Common Share

The Company computes per share amounts in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings per Share”. SFAS No. 128 requires presentation of basic and diluted EPS. Basic EPS is computed by dividing the income (loss) available to Common Stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS is based on the weighted-average number of shares of Common Stock and Common Stock equivalents outstanding during the periods.

Stock Based Compensation

The Company accounts for stock issued for services using the fair value method. In accordance with the Emerging Issues Task Force (“EITF”) 96-18, the measurement date of shares issued for service is the date at which the counterpart’s performance is complete.

Fair Values of Financial Instruments

The Company uses financial instruments in the normal course of business. The carrying values of cash and its liabilities due to principal officers and directors approximate their fair value due to the short-term maturities of these assets and liabilities. The carrying values of loans payable approximate their fair value based upon management’s estimates using the best available information.

Recent Accounting Pronouncements

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 153 (“SFAS 153”), “Exchanges of Non-monetary Assets.” SFAS 153 amends the guidance in APB No. 29, “Accounting for Non-monetary Assets.” APB No.29 was based on the principle that exchanges of non-monetary assets should be measured on the fair value of the assets exchanged. SFAS 153 amends APB No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 151 is effective for financial statements issued for fiscal years beginning after June 15, 2005. The adoption of SFAS 153 is not expected to have a material effect on the Company’s financial position or results of operations.

BENE IO, INC.

(A Development Stage Enterprise)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In December 2004, the FASB revised Statement of Financial Accounting Standards No. 123 (SFAS 123(R)), “Accounting for Stock-Based Compensation.” The SFAS 123(R) revision established standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services and focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. It does not change the accounting guidance for share-based payment transactions with parties other than employees. For public entities that file as small business issuers, the revisions to SFAS 123(R) are effective as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The adoption of SFAS 123(R) is not expected to have a material effect on the Company’s financial position or results of operations.

In May 2005, the FASB issued SFAS no. 154, “Accounting Changes and Error Corrections (“SFAS No. 154”) which replaces APB Opinion No. 20, “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes hi Interim Financial Statements-An Amendment of ABP Opinion No. 28. SFAS No. 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. Specially, this statement requires “retrospective application” of the direct effect for a voluntary change in accounting principle to prior periods’ financial statements, if it is practical to do so. SFAS No. 154 also strictly defines the term “restatement” to mean the correction of an error revising previously issued financial statements. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005 and are required to be adopted by the Company in the first quarter of fiscal year 2006. Management does not anticipate that adoption will have a material impact on results of operations, financial position or cash flows.

NOTE C – RELATED PARTY TRANSACTIONS

Due Principal Officers and Directors

In October 2006, the Principal Officers and Directors advanced the company $9,930 for working capital purposes. The advances have no specific repayment terms, they are unsecured and non-interest bearing.

NOTE D – STOCKHOLDERS’ EQUITY

On March 10, 2005, the Company was reincorporated in Delaware from a previous lapsed charter of Eurotelecom Communications, Inc. The company at that time reissued 17,398 shares at $1.00 per share using the over-the-counter valuation on that date.

On July 29, 2006, the company issued 5,600,000 shares of its common stock to officers and directors at $0.008 per share, using the over-the-counter valuation on that date.

On July 29, 2006, the company issued 1,298,854 shares of common stock to financial advisors at $0.008 per share, using the over-the-counter valuation on that date.

On July 29, 2006, the company issued 400,000 shares of its common stock to professionals at $0.008 per share, using the over-the-counter valuation on that date.

On July 29, 2006, the company issued 2,701,146 shares of its common stock for services rendered at $0.008 per share, using the over-the-counter valuation on that date.

No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and, if given or made, such other information and representations must not be relied upon as having been authorized by Physicians Remote Solutions, Inc. Neither the delivery of this prospectus nor any sale made will, under any circumstances, create any implication that there has been no change in the affairs of Physicians Remote Solutions, Inc. since the date of this prospectus or that the information contained in this prospectus is correct as of any time subsequent to its date. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

Until ______, 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

BENE IO, INC.

COMMON STOCK

------------------------

PROSPECTUS

------------------------

______, 2007

27

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The registrant had agreed to indemnify its executive officers and directors the fullest extent permitted by the Florida Business Corporation Act. That Act permits the registrant to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the registrant or in its right) by reason of the fact that the person is or was an officer or director or is or was serving our request as an officer or director. The indemnity may include expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The registrant may indemnify officers and directors in an action by the registrant or in its right under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the registrant. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the registrant must indemnify him against the expenses which he actually and reasonably incurred. The foregoing indemnification provisions are not exclusive of any other rights to which an officer or director may be entitled under our bylaws, by agreement, vote, or otherwise.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses paid or to be paid by the registrant in connection with this offering are as follows. All amounts other than the Securities and Exchange Commission registration fee are estimates.

Securities and Exchange Commission registration fee	$202
Printing and engraving	$300
Accounting and auditing fees and expenses	$7,500
Blue sky fees and expenses	$3,000
Transfer agent fees	$1,500
Miscellaneous	$2,498

Total	$15,000

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

None

ITEM 27. EXHIBITS

3.1	Articles of Incorporation.
3.2	Amended Articles of Incorporation
3.3	Bylaws
4.1	Form of Specimen Stock Certificate for the registrant’s Common Stock.
5.1	Opinion of SEC Attorneys, LLC. regarding legality of securities being registered.
10.1	Transition Agreement between Bene Japan and Registrant
10.2	Brochure for Pine Bene
10.3	Brochure for Kirabi Bene
23.1	Consent of SEC Attorneys, LLC. (included in Exhibit 5.01).
23.2	Consent of Meyler & Company, LLC.

_________________

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i)	include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

except as otherwise permitted by Item 512 (a)(1)(ii) of Regulation SB, reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the registrant’s effective registration statement; and

(iii)	include any additional or changed material information on the plan of distribution.

(2)

For determining liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering

(3)	To file a post-effective amendment to remove from registration any of the securities that remains unsold at the end of the offering.

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on the 8th day of March, 2007.

BENE IO, Inc.

/s/	Noboru Abe

By: Noboru Abe, Chairman

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date
/s/ Noboru Abe Noboru Abe	Principal Executive Officer, & Chairman of the Board	March 9, 2007
/s/ Emiko Kuriama Emiko Kuriama	President and Director	March 9, 2007
/s/ Yoshihiro Motoda Yoshihiro Motoda	Secretary, Treasurer and Director	March 9, 2007
/s/ Noboru Kuriyama Noboru Kuriyama	Director	March 9, 2007

II-4